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Exhibit 10.1

SCIENTIFIC GAMES CORPORATION

2002 EMPLOYEE STOCK PURCHASE PLAN

SECTION 1. PURPOSE OF PLAN

  (a)
  The purpose of the Scientific Games Corporation 2002 Employee Stock Purchase Plan is to provide Eligible Employees with the opportunity to purchase Common Stock of the Company by means of voluntary, systematic payroll deductions and thereby acquire an interest in the future of the Company.

  (b)
  It is the intention of the Company that the Plan qualify as an "employee stock purchase plan" under Section 423 of the Code. The provisions of the Plan shall be construed so as to comply in all respects with the requirements of the Code applicable to employee stock purchase plans.

SECTION 2. DEFINITIONS

        "Board of Directors" means the Board of Directors of Scientific Games Corporation.

        "Closing Price" of the Stock means, on any business day, the last sale price for a share of such Stock as reported on the principal market on which the Stock is traded.

        "Code" means the Internal Revenue Code of 1986, as amended.

        "Committee" means the Compensation Committee of the Board of Directors or a committee duly authorized by the Board of Directors to administer the Plan.

        "Company" means Scientific Games Corporation.

        "Compensation" means the Participant's base wages, salary, bonuses, and commissions and shall include (and all calculations based upon the Participant's Compensation shall include) all amounts that would be included in the Participant's taxable income but for the fact that such amount was contributed to a qualified plan pursuant to an elective deferral under Section 401(k) of the Code or contributed under a salary reduction agreement pursuant to Section 125 of the Code or deferred pursuant to a non-qualified deferred compensation plan, in each case, to the full extent permitted by law and applicable regulations, if any.

        "Eligible Employee" means an employee of the Company or a Subsidiary who meets the eligibility requirements set forth in Section 5 hereof.

        "Option Period" means each of the periods pursuant to Section 6 of this Plan during which this Plan remains in effect.

        "Options" shall mean a right to purchase shares of Stock pursuant to this Plan.

        "Participant" shall have the meaning set forth in Section 6 of this Plan.

        "Plan" means this 2002 Employee Stock Purchase Plan.

        "Specified Percentage" shall have the meaning set forth in Section 7(a) of this Plan.

        "Stock" means the Class A Common Stock, $.01 par value per share, of the Company.

        "Subsidiary" means a "subsidiary corporation" as defined in Section 424(f) of the Code that the Board of Directors has designated as a subsidiary whose employees are, subject to the specific requirements of the Plan, eligible to participate in the Plan.

SECTION 3. ADMINISTRATION OF PLAN

        The Plan shall be administered by the Committee. The Committee shall have the right to determine all questions regarding the interpretation and application of the provisions of the Plan and to make, administer, and interpret such rules and regulations as it deems necessary or advisable with respect to the Plan. The Committee's decisions will be final and binding. At the request of the Committee, the Company may appoint a "Plan Administrator" to carry out the ministerial functions necessary to implement the decisions and actions of the Committee with respect to any offering under the Plan.

SECTION 4. STOCK

        Under the Plan, there is available an aggregate of 1,000,000 shares of Stock (subject to adjustment as provided in Section 17) for sale pursuant to the exercise of Options granted under the Plan to Eligible Employees. The Stock to be delivered upon exercise of Options under the Plan may be either shares of authorized but unissued Stock or shares of reacquired Stock, as the Board of Directors may determine. With respect to the offering applicable to an Option Period, the Committee will specify the number of shares to be made available and such other terms and conditions not inconsistent with the Plan as may, in the opinion of the Committee, be necessary or appropriate; provided, however, that absent action by the Committee, the maximum number of shares then available for purchase under the Plan shall be offered in each Option Period. All shares included in any offering under the Plan in excess of the total number of shares for which Options are granted hereunder and all shares with respect to which Options granted hereunder which are not exercised or are cancelled or deemed to be cancelled as provided herein shall continue to be reserved for the Plan and shall be available for inclusion in any subsequent offering under the Plan.

SECTION 5. ELIGIBLE EMPLOYEES

  (a)
  Except as otherwise provided below, each individual who is an employee of the Company or a Subsidiary, who has a customary working schedule of at least twenty (20) hours per week, and who has been an employee of the Company or a Subsidiary for at least one year will be eligible to participate in the Plan.

  (b)
  Any employee who, immediately after the grant of an Option, would own or be considered to own (in accordance with the provisions of Sections 423 and 424(d) of the Code) stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or a subsidiary of the Company will not be eligible to receive an Option pursuant to the Plan.

  (c)
  The Plan will be operated in compliance with the limitations on purchases of stock contained in Section 423(b)(8) of the Code.

SECTION 6. OPTION PERIODS; METHOD OF PARTICIPATION

  (a)
  Unless the Board of Directors determines otherwise, an offering of shares under the Plan shall be made with respect to each Option Period during which the Plan remains in effect. Each Option Period shall be of six-months duration. Each Option Period shall commence on either January 1 or July 1 of the calendar year.

  (b)
  Each person who will be an Eligible Employee on the first day of an Option Period may elect to participate in the Plan by executing and delivering, within a reasonable time frame prior to the first day of the Option Period as specified by the Committee, a payroll deduction authorization form in accordance with Section 7. Such employee will thereby become a participant ("Participant") in the Plan for that Option Period and each subsequent Option Period unless he or she withdraws from participation in the Plan in accordance with Section 12.

SECTION 7. PAYROLL DEDUCTION AMOUNTS AND PROCEDURES

  (a)
  The payroll deduction authorization form completed by the Participant will request withholding by means of payroll deductions from Compensation payable during the applicable Option Period at a rate, expressed as a whole percentage, of not less than 1%, except as provided in Section 7(b), nor more than 15% of his or her Compensation for the two calendar quarters immediately preceding the first day of such Option Period (the "Specified Percentage"). The amount equal to the Specified Percentage of the Participant's Compensation for the two preceding calendar quarters will be withheld from the Participant's Compensation in installments over the term of the Option Period (one installment each pay period during the Option Period, with the installments to be as nearly equal as is practicable, subject to adjustment resulting from a change in the Specified Percentage as permitted in Section 7(b) below). Such withheld amounts will be credited to a withholding account for the Participant. The Participant's payroll deduction authorization will remain in effect until amended in writing by the Participant in accordance with Section 7(b) or Section 7(c), or until the Participant withdraws from the Plan in accordance with Section 12.

  (b)
  As of the April 1 or October 1 which marks the first day of the second three months of any Option Period, a Participant may, subject to the provisions set forth elsewhere in this Plan, elect either to increase or decrease by one or more whole percentages (including a reduction to zero) the Specified Percentage of his or her payroll deductions by delivering written notice to the Company of such election within a reasonable time period before such April 1 or October 1 date, as applicable, as specified by the Committee; provided, however, that an increase in the Specified Percentage will not increase the maximum number of shares for which the Participant may exercise the Option granted for such Option Period as determined under Section 7 of this Plan. Such increase or decrease in the Specified Percentage will take place as of the applicable date or as soon thereafter as practicable, as determined by the Company. A reduction in future payroll deductions to zero will not be treated as an election to withdraw from the Plan for the current Option Period unless the Participant affirmatively elects to withdraw in writing as provided by Section 12(a) of this Plan; however, a reduction to zero will be treated as an election by the Participant to withdraw from the Plan with respect to subsequent Option Periods.

  (c)
  A Participant may increase or reduce (but not below 1%) the Specified Percentage of his or her payroll deduction authorization for a future Option Period by written notice delivered to the Company, within a reasonable time period specified by the Committee, prior to the first day of the Option Period as to which the change is to be effective.

SECTION 8. GRANT OF OPTIONS

        Each person who is a Participant on the first day of an Option Period will as of such day be granted an Option for such Option Period. Such Option will be for the number of whole shares of Stock to be determined by dividing (i) an amount equal to 15% of such Participant's Compensation for the two calendar quarters immediately preceding the first day of the Option Period by (ii) 85% of the fair market value of a share of the Stock as of the first day of the Option Period and disregarding any fractional interest.

        In the event the total maximum number of shares for which Options would otherwise be granted in accordance with this Section 8 under any offering hereunder exceeds the number of shares offered or available under the Plan, the Company shall reduce the maximum number of shares for which Participants may be granted Options to allot the shares available in such manner as it shall determine, but generally pro rata, and shall grant Options to purchase only for such reduced number of shares. In such event, the payroll deductions to be made pursuant to the authorizations therefor shall be reduced accordingly (without regard to the otherwise applicable minimum contributions) and the Company shall give written notice of such reduction to each Participant affected thereby.

        Notwithstanding the foregoing, no Participant may be granted an Option to purchase shares under the Plan which permits his or her right to purchase Stock under the Plan and all other stock option plans of the Company pursuant to Section 423 of the Code to accrue at a rate which exceeds in any one calendar year $25,000 of the fair market value of such Stock (determined as of the first day of the applicable Option Period).

SECTION 9. PURCHASE PRICE

        The purchase price of Stock issued pursuant to the exercise of an Option will be 85% of the fair market value of the Stock at (a) the time of grant of the Option, or (b) the time at which the Option is deemed exercised, whichever is less. Unless the Board of Directors determines otherwise in good faith, fair market value on any given day will mean the Closing Price of the Stock on such day (or, if there was no Closing Price on such day, the latest day prior thereto on which there was a Closing Price). A good faith determination by the Board of Directors as to fair market value shall be final and binding. The purchase price for shares purchased pursuant to the Plan will be payable only by means of payroll deductions as provided herein.

SECTION 10. EXERCISE OF OPTIONS

  (a)
  Each employee who is a Participant in the Plan on the last day of an Option Period will be deemed on such day to have exercised, to the extent of such Participant's withholding, the Option granted to him or her for that Option Period. The exercise shall be for the purchase of the maximum number of whole shares of Stock subject to the Option which can be purchased with the entire withholding amount in the Participant's account, but not to exceed the number of shares determined under Section 8. In the event that the amount of the Participant's withholding is in excess of the total purchase price of the Stock so issued, the balance of the account shall be returned to the Participant, provided, that if such excess amount is less than the purchase price of one share of Stock, such excess amount shall be retained by the Company in the Participant's withholding account and shall be available for application toward the purchase price of shares of Stock in a subsequent Option Period. The entire balance of the Participant's withholding account following the final Option Period shall be returned to the Participant.

  (b)
  As promptly as practicable after the end of the Option Period, the Company will deliver the shares purchased upon exercise of the Option to a brokerage firm, as may be designated by the Committee from time to time, which will hold shares in individual accounts established for the benefit of each Participant. The brokerage account may be in the name of the Participant or, if such Participant so indicates on the appropriate form, in the Participant's name jointly with another person, with right of survivorship.

  (d)
  Notwithstanding anything herein to the contrary, the obligation of the Company to issue and deliver shares of Stock under the Plan is subject to the approval required of any governmental authority in connection with the authorization, issuance, sale or transfer of said shares of Stock, to any requirements of any national securities exchange applicable thereto, and to compliance by the Company with other applicable legal requirements in effect from time to time, including without limitation any applicable tax withholding requirements.

SECTION 11. USE OF FUNDS; NO FRACTIONAL SHARE INTERESTS

  (a)
  All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose and the Company shall not be obligated to segregate such payroll deductions; provided, however, that the Company may elect, at its sole discretion, to segregate such payroll deductions for the benefit of Participants. Until paid over to the applicable Participant or used to purchase shares of Stock as provided hereunder, the amount of each Participant's payroll deductions in connection with any applicable offering shall represent an indebtedness of the Company to such Participant.

  (b)
  No interest will be payable on withholding accounts; provided, however, that the Company may elect, at its sole discretion, to pay interest on such withholding accounts on a non-discriminatory basis at a market rate of interest calculated pursuant to procedures established by the Company, all as determined in good faith by the Committee in its sole discretion.

  (c)
  No fractional shares or fractional share interests will be issued or credited to a Participant's account under this Plan.

SECTION 12. WITHDRAWAL AND CANCELLATION

  (a)
  A Participant who holds an Option under the Plan may at any time prior to exercise thereof under Section 10 withdraw from participation in the Plan by written notice delivered to the Company. Upon such withdrawal, the Participant shall cease to be a Participant, such Option shall be deemed cancelled in its entirety, and the balance in his or her withholding account will be returned to him or her as soon as practicable.

  (b)
  If a Participant reduces to zero his or her future payroll deductions with respect to the then current Option Period pursuant to Section 7(b), the Participant shall continue to be a Participant for such Option Period unless the Participant elects by notice in writing to the Company to withdraw from participation in the Plan as provided in Section 12(a). The Participant's reduction to zero, however, will be treated as an election by the Participant to withdraw from the Plan with respect to subsequent Option Periods.

  (c)
  Any Participant who withdraws from participation in the Plan as provided herein may, as of the beginning of a subsequent Option Period, again become a Participant in accordance with Section 6 of this Plan.

  (d)
  If Participant's payroll deduction terminates for any reason not otherwise provided for in this Section 12, Participant will be deemed to have withdrawn from participation in the Plan and his or her Options shall be cancelled in their entirety, and the balance in his or her withholding account will be returned to him or her as soon as practicable.

SECTION 13. TERMINATION OF EMPLOYMENT

        Subject to Section 14, upon the termination of a Participant's service with the Company or a Subsidiary for any reason, such person will cease to be a Participant, and any Option held by such Participant under the Plan will be deemed cancelled, the balance of his or her withholding account will be returned to him or her, and such person will have no further rights under the Plan.

SECTION 14. DESIGNATION OF BENEFICIARY; DEATH OF PARTICIPANT

  (a)
  A Participant may file a written designation of a beneficiary who is to receive any shares of Stock and cash to the Participant's credit under the Plan in the event of such Participant's death prior to delivery to him or her of any such shares and cash. Such designation of beneficiary may be changed by the Participant at any time by written notice. Upon the death of a Participant and upon receipt by the Company of proof of the identity and existence at the Participant's death of a beneficiary validly designated by the Participant under the Plan, the Company shall deliver such shares and cash to such beneficiary. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant's death, the Company shall deliver such shares and cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the actual knowledge of the Company) the Company shall deliver such shares and cash to the applicable court having jurisdiction over the administration of such estate. No designated beneficiary shall, prior to the death of the Participant by whom he or she has been designated, acquire any interest in the shares or cash credited to the Participant under the Plan.

  (b)
  In the event of the death of a Participant, any Option held by the Participant at such time shall be deemed to be immediately canceled and any cash and/or Stock credited to the Participant under the Plan will be delivered to his or her designated beneficiary or, in the absence of a living designated beneficiary, his or her estate as soon as practicable after the end of the current Option Period.

SECTION 15. PARTICIPANT'S RIGHTS NOT TRANSFERABLE

        All Participants will have the same rights and privileges under the Plan; provided, that the use of Compensation (which varies among Eligible Employees) as the basis for determining the number of shares for which an Eligible Employee electing to participate in an offering under the Plan may be granted an Option shall not be construed to create a difference in such rights and privileges so long as each Eligible Employee has the right to elect the same percentage of his Compensation as a payroll deduction under Section 7. Each Participant's rights and privileges under any Option may be exercisable during the Participant's lifetime only by him or her, and may not be sold, pledged, assigned, or transferred in any manner. In the event any Participant violates the terms of this Section, any Option held by such Participant may be terminated by the Company and, upon return to the Participant of the balance of his or her withholding account, all his or her rights under the Plan will terminate.

SECTION 16. EMPLOYMENT RIGHTS AND STOCKHOLDER RIGHTS

  (a)
  Nothing contained in the provisions of the Plan will be construed to give to any employee the right to be retained in the employ of the Company or a Subsidiary or to interfere with the right of the Company or a Subsidiary to discharge any employee at any time. The loss of existing or potential profit in Options will not constitute an element of damages in the event of termination of employment for any reason, even if the termination is in violation of an obligation to the Participant.

  (b)
  An Eligible Employee shall have no rights as a stockholder with respect to shares subject to an Option issued hereunder until such Option has been exercised and shares issued in accordance with the terms of the Plan.

SECTION 17. CHANGE IN CAPITALIZATION

        In the event of any change in the outstanding Stock of the Company by reason of a stock dividend, spin-off, recapitalization, merger, consolidation, reorganization, or other capital change, after the effective date of this Plan, the aggregate number of shares available under the Plan, the number of shares under Options granted but not exercised, and the Option price will be appropriately adjusted in the manner determined by the Committee, in its sole discretion.

SECTION 18. AMENDMENT AND TERMINATION OF PLAN

  (a)
  The Company reserves the right at any time or times to amend the Plan to any extent and in any manner it may deem advisable by proper action of the Board of Directors; provided, however, that any amendment relating to the aggregate number of shares which may be issued under the Plan (other than an adjustment provided for in Section 17 of this Plan) or to the employees (or class of employees) eligible to receive Options under the Plan will have no force or effect unless it is approved by the shareholders of the Company within twelve months of its adoption; and provided further, that no such amendment shall make any change in any Option theretofore granted which would adversely affect the rights of any Participant without the express written consent of such Participant

  (b)
  The Plan shall terminate: (i) automatically when all the Stock reserved for the purposes of the Plan has been purchased or (ii) as of the conclusion of any Option Period, as the Board, acting in its sole discretion prior to the last day of such Option Period, shall specify.

SECTION 19. GOVERNMENTAL APPROVALS OR CONSENTS

        The Board of Directors may make such changes in the Plan and include such terms in any offering under the Plan as may be necessary or desirable, in the opinion of counsel, so that the Plan will comply with the rules and regulations of any governmental authority and so that Eligible Employees participating in the Plan will be eligible for tax benefits under the Code or the laws of any state.

SECTION 20. COSTS AND EXPENSES

        No brokerage commissions or fees shall be charged by the Company in connection with the purchase of shares of Stock by Participants under the Plan. All costs and expenses incurred in administering the Plan shall be borne by the Company.

        IN WITNESS WHEREOF, the Company has caused this Plan to be executed on its behalf the 10th day of September, 2002.

SCIENTIFIC GAMES CORPORATION
By:	/s/ MARTIN E. SCHLOSS

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  Exhibit 10.1
SCIENTIFIC GAMES CORPORATION 2002 EMPLOYEE STOCK PURCHASE PLAN